EXHIBIT 6.3CE

                                RESTAURANT LEASE

                               FRESH N LITE, INC.


         THIS Lease (the "Lease") is made and entered into this 15th day of September, 1997, by and between USRP (MIDON), LLC, a Texas limited liability company (hereinafter called "Landlord"), and FRESH 'N LITE, INC., a Texas corporation (hereinafter called "Tenant"). For and in consideration of the rental and of the covenants and agreements hereinafter sct forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Building or Buildings and the Leased Property as defined below, for the term and at the rental amount, and subject to and upon all of the terms, covenants, and agreements hereinafter set forth.

1.       DEFINITIONS

         1.1 Building and Buildings. The word "Building" as used in this Lease shall mean the one (1) one-story restaurant building located on the site more particularly described on Exhibit A or, if more than one, the word "Buildings" as used in this Lease shall mean the restaurant buildings located on the sites more particularly described on Exhibit A.

         1.2 Personal Property. The furniture, fixtures and equipment owned by Landlord and used by Tenant at the Premises, more particularly described on Exhibit A.

         1.3 Premises. The word "Premises" as used in this Lease shall mean the fee interest in the underlying ground and driveways and parking areas outside of the Building or Buildings as shown on Exhibit A.

         1.4 Leased Property. he word "Property" as used in this Lease mean the Premises with respect to each restaurant.

         1.5 Equipment. The word "Equipment" as used in this Lease shall mean collectively, the furniture, fixtures and equipment owned by Tenant and located in any Building or on any Premises.

         1.6 Restaurant Operations. The Equipment, inventory, contract rights, leasehold improvement, and other items of personal property, whether tangible or intangible, used by the Tenant in the operation of such restaurant.

         1.7 Taxes. The real property taxes and personal property taxes applicable to any Leased Property and Restaurant Operations pursuant to Sections
5.2 and 5.3.

         1.8 Guarantor. Guarantor shall mean Curtis A. Swanson, Sr., an individual.

         1.9  Completion   Date.    The  date  when  Tenant  has  delivered  all
documentation required to delivered to Landlord pursuant to Section 8.1 hereof.

         1.10 Purchase Agreement. The Purchase and Sale Agreement between Auto Wash Enterprise, Inc. and Fresh 'N Lite dated June 16, 1997.



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2.       TERM

         2.1 The Term of this Lease shall be for a period or twenty (20) years, commencing on the date (the "Rent Commencement Date") that Landlord acquires the Premises under the Purchase Agreement. Provided, however, if the Purchase Agreement is terminated without Landlord acquiring the Premises, this Landlord shall terminate and Landlord and Tenant shall have no continuing rights or obligations hereunder. A "Lease Year" shall commence on the first clay of the month following the Rent Commencement Date (if the Rent Commencement Date is other than the first day of a month) and end 12 months thereafter.

         2.2 Option to Renew Lease. Tenant shall have the option upon twenty-four (24) months prior written notice in each instance to renew the Lease for one (1) additional term of ten (10) years on the same terms and conditions as herein set forth.

         2.3 Acknowledgment of Commencement Date. Landlord and Tenant shall execute a written acknowledgment of commencement and shall attach it hereto as Exhibit C.

3.       RENT

         Tenant shall pay to Landlord as rent for the Leased Property the sums shown on Exhibit D, payable in advance, without deduction, offset, prior notice or demand, only by ACH Transfer.

4.       ADDITIONAL SECURITY AND FINANCIAL STATEMENTS

         4.1 Guaranty. Guarantor shall irrevocably and unconditionally guaranty all obligations of Tenant under this Lease, and shall execute a Guaranty Agreement, in form attached hereto as Exhibit E.
The Guaranty Agreement shall terminate on the Completion Date.

         4.2 Financial Statements. During the term of this Lease, including any renewal terms, Tenant and Guarantor shall deliver to Landlord annual financial statements of Tenant and Guarantor, prepared in accordance with generally accepted accounting principles, certified by the chief executive officer or chief financial officer of Tenant or Guarantor within sixty (60) days following the close of such year. If Tenant or Guarantor has audited financial statements available, they shall deliver such audited financial statements to Landlord.

5.       TAXES

         5.1 Payment of Taxes. Tenant shall pay, as additional rent hereunder, all real property taxes applicable to the Leased Property during the term of the Lease and shall assume all obligations for taxes prior to the Rent Commencement Date. Payment of taxes shall be made to Landlord on or before thirty (30) days prior to the due date of such taxes, and Landlord shall promptly remit the payment to the appropriate taxing authorities. Landlord shall be responsible for any interest or penalties associated with taxes paid subsequent to the due date therefore only in the event Landlord receives payment from Tenant on or before thirty (30) days prior to such due date. In the event such real property taxes required to be paid by Tenant cover any period of time before or after expiration of the term of this Lease, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the fiscal tax year during which this Lease is in effect. Landlord shall forward copies of all tax bills within fifteen (15) days after Landlord's receipt thereof.

         5.2 Definition of "Real Property Taxes". As used herein, the term "real property tax" shall include any form of assessment, license fee, rent tax, sales tax on rental receipts, levy, or tax imposed by


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any authority  having the direct or indirect  power to tax,  including any city, county, state, or federal government, or any school, agricultural, lighting, drainage, or other improvement district hereof, as against any legal or equitable interest of Landlord in any Leased Property or in the real property of which any Premises is a part, as against Landlord's right to rent or other income therefrom.

         5.3      Personal Property Tax.

                  (a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon leasehold improvements, fixtures, furnishings, Personal Property and Equipment.

                  (b) If any Equipment shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to such Equipment within ten (10) days after receipt of a written statement setting forth the taxes applicable to the Equipment.

         5.4 Without limiting in any way Tenant's other obligations under this Lease, Tenant agrees to deposit in a segregated bank account in Tenant's name, during each month of the term of this Lease on the same day that rent is due hereunder, an amount equal to one-twelfth (1/12) of the estimated annual amount of Taxes. Tenant shall deliver bank statements to Landlord which, on a quarterly basis reflect all deposits and withdrawals from such escrow account. Tenant hereby grants Landlord a security interest in the escrow account to secure Tenant's obligations under the Lease. From and after the date of any default under this Lease, Tenant agrees to transfer the balance in such account to a non-interest bearing escrow account in Landlord's name, and to make all future deposits into such escrow account maintained by Landlord. Monthly escrow payments shall be based upon the estimated amounts for the year in question, and shall be increased or decreased annually to reflect the projected actual amount of all taxes. If Tenant should fail to pay any taxes, assessments or governmental charges required to be paid by it hereunder, in addition to any other remedies provided herein, Landlord may, in its sole discretion, pay such taxes, assessments and governmental charges. Any sums so paid by Landlord shall be deemed to be additional rental owing by Tenant to landlord and due and payable upon demand as additional rent with interest at the rate of twelve percent (12.00%) from the date of the payment by Landlord.

         5.5 If at any time during the term of the Lease the present method of taxation shall be changed so that, in lieu of the whole or any part of any taxes, assessments, levies or charges levied, assessed or imposed on real estate and the improvements there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received from Tenant and/or any assessment, levy or charge measured by or based in whole or in part, upon such rents, then all such tax, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included with the term tax for the purposes hereof and shall be paid by Tenant.

         5.6 Tenant may contest by appropriate proceedings, the amount, validity or application of any taxes by appropriate proceeding diligently conducted in good faith provided that (a) such proceedings shall suspend the collection thereof, (b) no part of the Leased Property or of any rent would be subject to loss, sale or forfeiture before determination of any contest, (c) Landlord would not be subject to any criminal liability for failure to pay, (d) such proceedings shall not affect the payment of rent hereunder or prevent Tenant from using any Leased Property for its intended purposes, and (e) Tenant shall notify Landlord of any such proceedings at which the amount of contest exceeds $10,000.00 within 20 days after the commencement thereof, and shall describe such proceedings in reasonable detail. Tenant will conduct all such contest in good faith and with due diligence and will, promptly after the determination of such contest, pay and discharge all amounts which shall be determined to be payable therein. In the event Tenant elects to dispute and Contest any taxes, it shall provide Landlord with a surety bond in the amount of taxes in dispute.


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         5.7 Landlord covenants and agrees that if there shall be any refunds or rebates of the Taxes paid by Tenant, such refunds or rebates shall belong to Tenant. Any refunds received by Landlord shall be deemed trust funds and as such are to be received by Landlord in trust and paid to Tenant forthwith. Tenant will, upon the request of Landlord, sign any receipts which may be necessary to secure the payment of any such rents or rebates.

6.       USE

         6.1 Use. The Leased Property shall be used and occupied by Tenant only as a Fresh 'N Lite restaurant. Tenant shall not change the use of any Leased Property as set forth above without Landlord's prior written consent, which consent shall not unreasonably be withheld. Tenant will not do or permit any act or thing that is contrary to any legal requirement or insurance requirement, or that impairs the value of any Leased Property or any part thereof or that materially increases the dangers, or poses unreasonable risk of harm, to third parties (in on or off any Leased Property) arising from activities then, or that constitutes a public or private nuisance or waste to any Leased Property or any part thereof. Tenant shall not conduct any activity on any Premises or use any Leased Property in any manner (i) which would cause any Leased Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring any Leased Property within the ambit of, the Resource Confirmation and Recovery Act of 1976, 42 U.S.C. ss. 6901, et seq., or any similar state law or local ordinance; (ii) so as to cause a release or threat of release of hazardous waste from any Leased Property within the meaning of, or otherwise bring any Leased Property within the ambit of, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. ss. 960-157, or any similar state law or local ordinance or any other environmental law; or (iii) so as to cause a discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251, et seq., or the Clean Air Act, 42 U.S.C.
ss. 741, et seq, or any similar state or local ordinance.

         6.2 Compliance with the Law. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, and requirements in effect during the team hereof, regulating the use by Tenant of the Building and any Leased Property. Tenant shall not use or permit the use of the Building or any Leased Property in any manner that will tend to create waste or a nuisance, or otherwise expose Landlord or any Leased Property to any liability.

         6.3 Condition of Leased Property. Tenant hereby accepts all of the Leased Property in their condition as of the date of the possession hereunder, subject to all applicable zoning, municipal , county, and state law, ordinances, and regulations, including private easements and restrictions, governing and regulating the use of any Leased Property, and accepts this Lease subject thereto and to all matters disclosed thereby, and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the suitability of any Leased Property for the construction activities to be undertaken by Tenant pursuant to Section 8.1 hereof or for the conduct of Tenant's business.

         6.4 Tenant's Covenants and Indemnity. Tenant shall not dispose of or otherwise allow the release of any hazardous waste or materials in, on, or under the Premises, or any adjacent property or in any improvements placed on the Premises. Tenant represents and warrants to Landlord that Tenant's intended use of any Leased Property does not involve the use, production, disposal or bringing onto any Premises of any hazardous waste or materials. Tenant shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, treatment, disposal, storage, control, removal or clean up of


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hazardous  waste or  materials,  in,  on or under  any  Leased  Property  or any adjacent property, or incorporated in any improvements, at Tenant's expense.

         After written notice to Tenant and reasonable opportunity for Tenant to effect such compliance, Landlord may, but is not obligated to, enter upon any Leased Property and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in any Leased Property; provided, however, that Landlord shall not be obligated to give Tenant notice and an opportunity to effect such compliance if (i) such delay might result in material adverse harm to landlord or any Leased Property, (ii) Tenant has already had actual knowledge of the situation and a reasonable opportunity to effect such compliance, or (iii) an emergency exists. Whether or not Tenant has actual knowledge of the release of hazardous waste or materials in, on or under any Leased Property or any adjacent property as the result of Tenant's use of any Leased Property, Tenant shall reimburse landlord for the full amount of all costs and expenses incurred by Landlord in connection with such compliance activities, and such obligation shall continue even after the termination of this Lease. Tenant shall notify Landlord immediately of any release of any hazardous waste or materials in, on or under any Leased Property.

         Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, damages, demands, losses, liens, liabilities, obligations, fines, penalties, charges, judgments, clean up costs, remedial actions and other proceedings and costs and expenses (including, without limitation, attorneys' fees and disbursements) which may be imposed on, incurred or paid by, or asserted against Landlord or any Leased Property by reason of, or in connection with (i) any misrepresentation or breach of warranty, or (ii) the acts or omissions of Tenant, or any sublessee or other person for whom Tenant would otherwise liable, resulting in the release of any hazardous waste or materials, or (iii) arising directly or indirectly from or out of or in any way connected to Tenant's use, storage, ownership, possession, or control of hazardous substances in, on or under any Leased Property which directly or indirectly result in the Leased Property or any other property becoming contaminated with hazardous substances. Tenant hereby agrees upon notification to clean up from any Leased Property or any other property any contamination caused by its activity including, without limitation, use, storage, ownership, possession or control of hazardous substances in, on or under any Leased Property including, without limitations, any remedial action required by applicable governmental authorities. Tenant further acknowledges that it will be solely responsible for all costs and expenses relating to the clean up of hazardous substances from any Leased Property or any other properties which become contaminated within hazardous substances as a result of Tenant's activities in , on or under any Leased Property.

         The term "hazardous substances" and "hazardous waste or materials" shall mean: Any substance or material defined or designated as a hazardous or toxic waste, hazardous or toxic material, a dangerous, hazardous, toxic, or radioactive substance, or other similar term, by any federal, state, or local environmental statute, regulation, or ordinance presently in effect or that may be promulgated in the future, as such statutes, regulations, and ordinances may be amended from time to time including, but not limited to, the statutes listed below:

         Federal Resource Conservation and Recovery Act of 1976, 42ss. 6901 et seq.

         Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 49 U.S.C. ss. 1801, et seq.

         Federal Clean Air Act, 42 U.S.C.  ss. 7401-7626.

         Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. ss. 151, et sq.


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         Federal Insecticide  Fungicide,  and Rodenticide Act, Federal Pesticide
         Act of 1978, 7 U.S.C., Paragraph 13, et seq.

         Federal Toxic Substance Control Act, 15 U.S.C.  ss. 2601, et seq.

         Federal Safe Drinking Water Act, 42 U.S.C. ss. 300 (1), et seq.

         6.5 Insurance  Cancellation.  Notwithstanding the provisions of Section
6.1 above, no use shall be made or permitted to be made of any Leased Property nor acts done which will cause the cancellation of any insurance policy covering any Property or any other property of which any Premises may be a part.

7.       UTILITIES

         Tenant shall pay prior to delinquency for all water, gas, heat, light, power, telephone, sewage and city assessments, air conditioning, ventilation, janitorial, landscaping, fire protection monitoring service, and all other materials and utilities supplied to any Leased Property. Landlord has no responsibility to maintain or pay for any utilities on any Leased Property

8.       MAINTENANCE AND REPAIRS: ALTERATIONS AND ADDITIONS

         8.1 Initial Tenant Finish-Out. Tenant shall, beginning on the Rent Commencement Date, construct, in a good and workmanlike manner, the tenant improvements on the Leased Property more particularly described on Exhibit A-1. On or before __________, 1998, Tenant shall provide the following documents for Landlord's review: (i) lien waivers from the general contractor responsible for construction of the Building; (ii) contractor's certificate of substantial completion of the Building; and (iii) certificate of occupancy. Tenant shall be solely responsible for paying all costs and expenses incurred in connection with constructing the tenant improvements, and hereby indemnifies Landlord from any cost, expense or liability associated with such development activities. All improvements which may hereafter be placed or erected upon the demised premises shall be constructed and maintained in full compliance with the laws, rules and regulations applicable to the Leased Property. During the period of any improvement or construction on the Leased Property, Landlord shall have the right and privilege, at its option, of posting upon the demised premises one or more notices of non-responsibility in the manner and form provided by law.

         8.2 Tenant shall at its sole cost and expense keep and maintain all Leased Property and Building, including sidewalks, landscaping and driveways located on the premises, in good order and condition and repair, normal wear and tear, casualty or condemnation excepted, and shall suffer no waste with respect thereto. Tenant shall at its sole cost and expense make all needed repairs to and replacements of the Leased Property and Building, interior and exterior, structural or nonstructural, ordinary and extraordinary, including but not limited to any roof, air conditioning, and heating systems, replacements of cracked or broken glass, repair of parking areas and driveways, and shall keep the plumbing units, pipes and connections free from obstruction and protected against ice and freezing. Landlord has no responsibility to maintain or pay for any part of the maintenance or replacement of the Leased Property or Building.


         8.3 Surrender. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Leased Property and Building to Landlord in good condition, broom clean, ordinary wear


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and tear  excepted.  Tenant  shall  repair any damage to the Leased  Property or
Building caused by the removal of Tenant's Equipment pursuant to Section 8.5 below, which repairs shall include the patching and filling of holes thereof, the repair of structural damage of any kind or type, the repair or replacement of all damaged mechanical equipment and all heating, air conditioning, and ventilating equipment.

         8.4 Landlord's Rights. If Tenant fails to perform Tenant's obligations under any of the provisions of this Section 8, Landlord shall give Tenant written notice to do such acts as are reasonably required to maintain any Leased Property in good order and condition. If, within thirty (30) days of such notice, Tenant fails to commence to do the work and diligently prosecute it to completion, or, with respect to items which are not reasonably susceptible to being remedied within such thirty (30) day period, within the period during which the work may reasonably be completed, then Landlord shall have the right, (but not the obligation) to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work satisfactorily. Any amount so expended by Landlord shall be paid by Tenant within ten (10) days after billing for same, with interest at twelve percent (12.00%) per annum from the date of such work. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of any Leased Property by Tenant as a result of performing any such work.

         8.5 Alterations and Additions.

                  (a) Tenant shall not make any alterations to any structure component of any Building but not limited to exterior walls and foundations, without the express written consent of the Landlord; provided however, that the Landlord will not unreasonably delay or withhold consent.

                  (b) Tenant shall provide Landlord with written notice of each contractor or subcontractor performing work on any Leased Property. Landlord's consent to the selection of such contractors or subcontractors shall not be required for construction on the Leased Property not exceeding $50,000.00. Landlord shall have the right to approve any contractors or sub-contractors for work on any Property which is reasonably expected to exceed $50,000.00, which approval shall not be unreasonably withheld.

                  (c) All alterations, changes, additions, improvements, and utility installations (whether or not such utility installations constitute trade fixtures of Tenant) which may be made to any Leased Property or Building, shall at the expiration or earlier termination of this Lease, become the property of the Landlord and remain upon and be surrendered with the Leased Property. The Equipment, inventory and any other personal property, to the extent owned by Tenant, other than that which is affixed to any Building or Premises so that it cannot be removed without material damage to such Building or Premises, shall remain the property of the Tenant, and may be removed by the Tenant subject to the provisions of Section 8.2, at any time during the term of this Lease when Tenant is not in default of any of the provisions of this Lease.

9.       ENTRY BY LANDLORD.

         Landlord and Landlord's agents, shall have the right on reasonable prior notice to enter any Building or Premises to inspect the same or to maintain or repair the Leased Property or any portion thereof or to show any Leased Property to prospective purchasers or lenders, or during the last three
(3) months of the term of the Lease to any prospective Tenant. Landlord shall have the right to use any and all means which Landlord may deem prior to open the door to any Building in an emergency of any type.



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10.      LIENS

         Tenant shall keep all Leased Property free from any and all liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shalt indemnify and hold harmless and defend the Landlord from any and all liens and/or encumbrances arising out of any work performed or materials furnished by or at the direction to the Tenant. In the event that any such lien is imposed, Tenant shall have thirty (30) days from the date of imposition to cause the lien to be released of record or bonded around. Failure to do so by Tent shall allow Landlord, in addition to all other remedies provided herein by law, the right, but by no means the obligation, to cause the lien to be released by such means as it shall deem proper, including payment of the claim giving rise to the lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith including attorney's fees and costs, shall be payable to landlord by Tenant on demand with interest at twelve percent (12.00%) per annum. Landlord shall have the right at all times to post and keep posted on any Leased Property any notices permitted or required by law, or which the Landlord shall deem proper, for the protection of the Landlord and any Property, and/or any other party having an interest therein, from mechanic's and materialman's liens. The Tenant shall give to Landlord at least ten (10) days written notice of the expected date of commencement of any work relating to alterations and/or additions to the Leased Property.

11.      INDEMNITY

         11.1 Tenant shall defend, indemnify, and hold harmless Landlord from and against any and all claims arising from Tenant's use of any Leased Property or the conduct of its business or from any activity, work, or thing done, permitted, or suffered by Tenant in or about any Leased Property and shall further defend, indemnify, and hold harmless landlord from and against any and all claims arising from any breach, or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, or employees, and from and against any and all costs, attorneys' fees, expenses, and liabilities incurred in connection with such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim whatsoever, Tenant, upon notice from landlord, shall defend same at Tenant's expense by counsel reasonably satisfactory to landlord. However, Tenant shall not be liable for any damage or injury occasioned by the negligence or intentional acts of landlord or its designated agents, or employees.

         11.2 Exemption of Landlord from Liability. Except for intentional acts or gross negligence of the Landlord, its agents and employees, Landlord shall not be held liable for injury or damage which may be sustained by the person, goods, wares merchandise, or property of Tenant, or by any agent or other person claiming by or under Tenant which might be caused by or resulting from fire, steam, electricity, gas, water, or rain, which may leak or flow from or into any part of any Leased Property, from breakage, leakage, obstruction, or other effects of the pipes, sprinklers, wires, appliances, plumbing, heating, air conditioning, ventilating, or lighting fixtures of the same, whether the said damage or injury results from condition arising in, on or under any Building or Premises or upon other portions of the property of which the Premises are a part or from other sources. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant (if any) of any Building or Premises, or property of which any Premises is a part. Tenant shall defend. indemnify and hold harmless Landlord from and against any and all claims by any person which may arise from the matters mentioned in this Section 11.2 except for intentional acts or negligence of the Landlord, its agents and employees.



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12.      INSURANCE

         12.1 Liability Insurance. Tenant shall, at Tenant's expense, procure and maintain at all times during the term of this Lease, a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy, or maintenance of any Leased Property. Such insurance shall at all time be in an amount of not less than $3,000,000.00. In addition, if Tenant serves liquor at the premises, Tenant shall maintain at least $1,000,000.00 of liquor liability insurance. The limits of such insurance shall not limit the liability of the Tenant. All insurance required under this Section 12 shall be with companies rated A or better in Best's Insurance Guide. Tenant shall deliver to Landlord certificates of insurance evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord, provided that in the event Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to), procure same at Tenant's expense after ten (10) days prior written notice. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, no contributing with and not in excess of coverages which the Landlord may carry. Tenant shall, within twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders or Landlord may order such insurance and charge the cost to the Tenant, which amounts shall be payable by Tent on demand Tenant shall have the. right to provide such insurance coverage pursuant to blanket policies which the Tenant may have in force provided such blanket policies expressly afford coverage of any Leased Property and to Landlord as is required by this Lease.

         12.2 Property Insurance. Tenant shall, at Tenant's expense, procure and maintain at all times during the term of this Lease, the policy or policies of insurance covering loss or damage to any Property and Building in the amount of the full replacement value thereof, and providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, sprinkler leakage, flood and special extended peril (all risk). Tenant shall pay the entire amount of such annual insurance premiums and shall deliver to Landlord certificates of insurance evidencing such insurance with loss payable clauses satisfactory to Landlord, provided that in the event Tenant fails to provide and maintain such insurance, Landlord may but shall not be required) procure same at Tenant's expense after ten (10) days prior written notice. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of coverages which the Landlord may carry. Tenant shall, within twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders or Landlord may order such insurance and charge the cost to the Tenant, which amounts shall be payable by Tenant on demand Such insurance shall provide for payment of losses thereunder to Landlord or the holder of a first mortgage or deed of trust on any of the Leased Property. Any loss proceeds shall be made available for the purposes of replacing or rebuilding the permanent Leased Property if required under Section 13 and in which event, such funds shall be segregated from the general funds of Landlord.

         12.3 Waiver of Subrogation. Landlord and Tenant shall waive any and all rights or recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control caused by fire or any of the extended coverage risks described above to the extent that such loss or damage is insured. Landlord and/or Tenant shall give notice to the insurance carrier or carriers involved that the foregoing mutual Waiver of Subrogation option is contained in this Lease. The waivers provided for in this Section 12.3 shall be applicable and effective only in the event such waivers are obtainable from the insurance carriers concerned.



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13.      DAMAGE TO PREMISES

         13.1 Partial or total Damage-Insurance Available. In the event of damage causing a partial or total destruction of the Building during the term of this Lease and there is made available to the Landlord, pursuant to Section l2.0 above, insurance proceeds for such damage, Landlord shall utilize all such insurance proceeds and cause the Building to be promptly repaired to the condition existing immediately prior to such damage, with this Lease to continue in full force and Tenant shall deposit with Landlord or make available to Landlord the amount reasonably estimated by landlord to be required in addition to any available insurance proceeds to complete the repairs or construction ("Tenant Repair Deposit") within ten (10) days alter notice to Tenant by Landlord. The amount of the Tenant Repair' Deposit shall not limit Tenant's liability if insufficient insurance is available to construct the Building, and Tenant shall pay any such deficiency to Landlord upon demand; conversely if after such reconstruction there is any balance in the Tenant Repair Deposit, such excess will promptly be refunded to Tenant within ten (10) days after reconstruction is completed. Provided, however, if Landlord has not begun reconstruction or repairs within thirty (30) days after the later of (i) receipt of available insurance proceeds or (ii) receipt of the Tenant Repair Deposit, or it is not reasonably anticipated that such repair or reconstruction be completed within a 180-day period after commencement of reconstruction, Tenant may terminate this by written notice to Landlord, in which event the available insurance proceeds wilt be used to restore the property to a safe condition in compliance with all applicable laws and ordinances, with any balance refunded to Tenant.

         13.2 Repair Not Permitted. In the event that a Building may not be repaired as required herein under applicable laws and regulations notwithstanding the availability of insurance proceeds and any Tenant Repair Deposit, this shall be terminated as to such Leased Property effective with the date of the damage occurrence, in which event the available insurance proceeds will be used to restore the to a safe condition in compliance with all applicable laws and ordinance, with any balance refunded to Tenant.

         13.3 Damage to Building or Personal Property During Last Six Months of Term. In the event of any total or partial destruction to the Building occurring during the last six (6) month period of the term of this Lease (or any extension thereof), and notwithstanding the provisions of Sections 13.1 above, Landlord shall have the right for the longer of (i) a period of sixty (60) days following the event giving rise to the casualty or damage, or (ii) the period fifteen (15) days following the receipt of insurance proceeds to terminate this Lease as to such Leased Property, in which event the available insurance proceeds will be used to restore the Property to a safe condition in compliance with all applicable laws and ordinances, with any balance refunded to Tenant. Provided, however, if Tenant has properly exercised any option that it may have to renew the Lease Term, this Section 13.3 shall not be applicable.

         13.4 Abatement of Rent. In the evidence of any total or partial destruction for the period between the date of damage until the repairs are completed, and/or in the event of termination of this Lease with respect to the Building, for the period between the date of the damage and the date of termination, the rent payable by Tenant with respect to such Property shall be reduced in direct proportion to which the area of the Building is unusable to the total area or improvements leased by Tenant. Tenant's obligation to resume the payment of rent and other charges with respect to a damaged Building shall recommence on the earlier of sixty (60) days after completion of any required construction of the Building or the date on which Tenant first opens for business to the public. This right to a partial, abatement of rent shall be Tenants sole remedy as a result of any damage Landlord shall not be required to make any repair or restoration of injury or damage to any Equipment, any improvement or property installed on the Premises by or at the expense of Tenant Such items shall be replaced by Tenant at Tenant's sole cost and expense.



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14.      CONDEMNATION

         If all, or a partial portion of any Leased property shall be taken or appropriated for public or quasi-public use by the right of eminent domain, (with or without litigation), or transferred by agreement in connection with such public or quasi-public use, either Landlord or Tenant shall have the right at its option (exercisable within thirty (30) day of the receipt of notice of such taking), to terminate this Lease as to such Leased Property as of the date possession is taken by the condemning authority. A substantial portion of the Leased Property shall be deemed to be taken or appropriated if it would substantially interfere with the economical operation of the restaurant Operating at the Leased Property. No award for any partial or entire taking shall be apportioned, and except as provided in the next sentence, Tenant hereby assigns to Landlord any award which may be made in such taking appropriation, or condemnation, together with any and ail rights of Tenant now or her arising in such award. Landlord has no interest, however, in any award made to Tenant for the taking of Equipment belonging to Tenant; for the interruption of or damage of to Tenant's business, or to Tenant's. unamortized cost of leasehold improvements, in the event of a partial taking which does not result in a termination of this Lease with respect to the Leased Property, rent shall be abated from the date of the taking, in the proportion which the par of the Building made unusable bears to the rented area of the Building immediately prior to the taking or appropriation. Any award to the Landlord by reason of such partial taking shall be made available for reconstruction, if the Lease is not terminated, and shall be segregated from the Landlord's general funds No temporary taking of any Property and/or of the Tenant's rights therein, or under this Lease, shall terminate this Lease to such Leased Property or give Tenant any right to any abatement of rent Any award made for such temporary taking shall belong entirely to Tenant.

15.      ASSIGNMENT AND SUBLETTING

         15.1 Landlord's Consent Required. Tenant shall not assign, transfer, mortgage, pledge, hypothecate, or encumber this Lease or any interest therein, nor permit such assignment by operation of law, and shall not sublet any Leased Property or any part thereof, without the prior express written consent of the Landlord, which consent shall not be unreasonably withheld. Landlord may condition such consent upon any assignee or subtenant providing Landlord with evidence of financial capability and restaurant operating experience satisfactory to Landlord. Any attempt to do so without such consent being in hand, shall be wholly void and shall constitute a breach of this Lease.

         15.2 No Release of Tenant. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligations to be performed by Tenant under this Lease, whether occurring before or after such assignment or subletting. The consent by Landlord to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other assignment or subletting. The acceptance of any rt by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to consent to any assignment, subletting or other transfer.

         15.3 By Landlord. This Lease shall be fully assignable by Landlord or its assigns.

16.      SUBORDINATION

         16.1 Subordination. At Landlord's option, this Lease shall be subject and subordinate to all ground or underlying leases hereinafter executed affecting any Leased Property, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the land or improvements or either thereof of which the Premises are a part without the necessity of the execution and delivery of any further instrument, on the part of the Tenant, to effectuate such


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subordination.  If any mortgagee,  trustee, or ground lessor shall elect to have this Lease prior to the lien of its mortgage deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, on the date of the recording thereof.

         16.2 Subordination Agreements. Tenant covenants and agrees to execute and deliver upon demand, without charge, such further instruments evidencing such subordination of this to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be required by Landlord.

         16.3 Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying rent and other monetary sums due under this Lease, performing its covenants and conditions of the Lease and upon recognizing any subsequent lessor under a ground or underlying lease or any purchaser as Landlord, Tenant shall and may peaceably and quietly have, hold, and enjoy the Leased Property for the term of the Lease as against any adverse claim of Landlord or any party claiming under Landlord subject, however, to the terms of the Lease.

         16.4 Attornment. In the event any pings are brought for default under any ground or underlying lease, or in the event of foreclosure or the exercise of a power of sale under any mortgage or deed or trust made by Landlord governing any Leased Property, the Tenant shall attorn to the lessor under the. ground or underlying lease or the purchaser upon any such foreclosure, or sale, and recognize such lessor or purchaser as the Landlord under this Lease, provided said lessor or purchaser expressly agrees in writing to be bound by the terms of this Lease.

         16.5 Non-Disturbance. Tenant's agreement to subordinate or attorn pursuant Section 16.1 and 16.4 is expressly contingent upon Tenant receiving a commercially reasonable and acceptable non-disturbance agreement at no cost to Tenant.

17.      DEFAULT REMEDIES

         17.1 Default. The occurrence of any of the following shall constitute a material default and breach of this by Tent:

                  (a) Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder (where such failure continues for ten (10) days after written notice by Landlord to Tenant);

                  (b) The abandonment or vacation of any Leased Property by the Tenant or the sale by Tenant of all or a part o the Restaurant Operations, unless pursuant to a permitted assignment or sublease pursuant to Section 15, or pursuant to a temporary cessation of business due to casualty or remodeling;

                  (c) A failure by Tenant to observe aid perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by the Landlord to the. Tenant. however, if the nature of the default is such that the fault cannot be reasonably cured within the thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period of time commence such cure and thereafter diligently prosecute the same to completion; or

                  (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or of a petition for reorganization or arrangement under any law relating to bankruptcy; the appointment or.


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a trustee or receiver to take  possession of  substantially  all of the Tenant's assets located at any Premises or of Tenant's interest in this Lease where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at any Premises or of Tenant's interest in this Lease, where such seizure is riot discharged within thirty (30) day:

         17.2 Remedies. In the event of any such material default or breach by Tenant, Landlord may, at any time thereafter, without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

                  (a) Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant's right to possession irrespective of whether Tenant shall have abandoned any Leased Property. In the event Landlord elects not to terminate the Lease, Landlord shall have the right to attempt to relet all or any portion of any Leased Property at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve any Leased property as landlord deems reasonable and necessary without electing to terminate the Lease, including removal of all persons and property from each Leased Property:

                  (b) Terminate Tenant's right to possession of one or more (including all) of all Leased Property by any lawful means in which case this Lease shall terminate with respect to such Leased Property (collectively, the "Terminated Leased Property") and Tenant shall immediately surrender possession of the Terminated Property to the Landlord. In such event Landlord shall be entitled to recover possession of the Terminated Leased Property from Tenant and those claiming though or under Tenant, and Landlord may continue the Restaurant Operations itself or through an affiliate, and Tenant hereby assigns to Landlord its interest in the following as security for Tenant's obligation hereunder:
Tenant's interest in the Fresh 'N Lite tradename and in any liquor license of Tenant. Such termination of this Lease and repossession of the Terminated Leased Property shall be without prejudice to any remedies which Landlord might otherwise have for arrears of rent or for a prior breach of the provisions of this Lease. In case of such termination, Tenant shall indemnify Landlord against all cost and expenses and loss of rent (loss of rent for the Terminated Leased Property all be determined in accordance with Items of expense for which Tenant shall indemnify Landlord shall include the costs and expenses incurred in collecting amounts due from Tenant under this (including attorneys' fees, litigation expenses and the like); the damages incurred by Landlord by reason of Tenant's default, including, the cost of recovering possession of the Terminated Premises, expenses of reletting including necessary repairs of the Leased Property; and all Landlord's other reasonable expenditure approximately caused by the termination. All sums due in respect of the foregoing shall be due and payable immediately upon notice from Landlord that a cost or expense has ben incurred without of this Lease in the event proceedings are brought under the Bankruptcy Code, including proceedings brought by Landlord which relate it any way to this Lease including without limitation, proceedings for the termination, assumption or assignment thereof, or proceedings to secure adequate protection for Landlord or proceedings involving objections to the allowance of Landlord's claim, then Landlord shall paid, in addition to any wd a!] amounts due Landlord pursuant to the terms of this such other amount as shall be sufficient to cover all costs and expenses incurred by Landlord with respect to the proceeding, which costs and expenses shall include the reasonable compensation, costs, expenses, disbursements and advances of Landlord its agents and attorneys.

         Landlord my elect by written notice to Tenant within 60 days following such termination to be indemnified for loss of rent by a lump sum payment representing the difference between the amount of rent which would have been paid in accordance with this Lease for the Terminated Leased Property for the remainder of the Lease term (using the Base Kent which would have been paid ii' accordance with this Lease plus all taxes, insurance and other expenses required to be paid by Tenant hereunder) and the aggregate fair market rent of the Terminated Leased Property for the remainder of the Lease term,


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estimated  as of the date of the  termination,  both of which  amounts  shall be discounted using a discount rate equal to Treasury Securities with maturity date approximately equal to the remaining term of the Lease.

         Should Landlord fail to make the election provided for above, Tenant shall indemnify Landlord for the. loss of rent by a payment at the end of each month during the Terminating Lease term representing the difference between the rent which would have been paid in accordance with this Lease and the rent actually received by Landlord with respect to the Premises (using the Base Rent which would have been paid in accordance with this plus all taxes, insurance and other expenses required to paid by Tenant hereunder). Without any previous notice or demand separate actions may be maintained by Landlord against Tenant from time to time to rover any damages which at the commencement of any action, have then or theretofore: become due and payable to Landlord under this Article without waiting until the end of the original term of this Lease.

         In the event that this Lease shall be terminated as hereinabove provided or by summary proceedings or otherwise, Landlord may at any time and from time to time relet the Terminated Leased Property in whole or in part either in its own name or as agent of Tenant for any period equal to or greater or less than the remainder of the then current term of this Lease for any rental which it may deem reasonable to any Tenant it may deem suitable and satisfactory and for any use and purpose which it may deem appropriate. Upon each reletting all rental received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second, to the payment of any costs and expenses of such reletting and of such alterations and repairs as are necessary for the reletting; third to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Upon a reletting of the Terminated Leased Property, Landlord shall not in any event be required to pay Tenant any surplus of any sums received by the Landlord in excess of the rent payable in accordance with this Lease. Unpaid installments of rent or other monies due shall bear interest from the date due at the rate of twelve percent (12.00%) per annum.

         17.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering any Leased Property. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to five percent (5.00%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant

         17.4 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than ten (10) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises, whose name and address shall have been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation, provided, however, that if the nature of Landlord's obligation is such that more than ten
(10) days are required for performance, then Landlord shall not be in default if Landlord commences performing within such ten (10) day period and thereafter diligently prosecutes same to completion. Tenant agrees that any such mortgagee or deed of trust holder shall have the right to cure such default on behalf of Landlord within ten (10) calendar days after receipt of such notice. Tenant further agrees not to invoke any of its remedies under this Lease until said ten
(10) days have elapsed.


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18.      MISCELLANEOUS

         18.1     Estoppel Certificate.

                  (a) Tenant shall at any time upon not less than twenty (20) days prior written notice from Landlord, execute, and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), and the date to which the rent and other charges are paid in advance, if any, and
(ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of any Leased Property.

                  (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance.

         18.2 Transfer of Landlord's Interest. In the event of a bona fide sale or conveyance by Landlord of Landlord's interest in any Leased Property or in any other property in which any Premises may be a part: other than a transfer for security purposes only, if Landlord is not in default under any provision of this Landlord shall be relieved from and after the date specified in any such notice of transfer of all obligations and liabilities accruing thereafter on the part of the Landlord with respect to the transferred Leased Property, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest, shall be delivered to the successor of the Landlord and provided Landlord's assignee assumes all such obligations. This shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all Landlord's obligations hereunder are assumed in writing by the transferee.

         18.3     Captions; Attachment; Defined Terms.

                  (a)  Captions  of  the   paragraphs  of  this  Lease  are  for
convenience only and shall not be deemed to be relevant in resolving any questions of interpretation of any section of this Lease.

                  (b) Exhibits attached hereto, and addendums and schedules initialed by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein.

         18.4 Entire Agreement. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Leased Property. This agreement and the exhibits and attachments may be altered, amended, or revoked only by an instrument in writing signed by both Landlord and Tenant Landlord and Tenant hereby agree that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relating to the leasing of any Property are merged in or revoked by this agreement.

         18.5 Severability. The invalidity of any provision of this Lease, as determined by a Court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         18.6  Time; Joint and Several Liability.   Time is of  the  essence  of
this Lease in each and every provision hereof. All the terms covenants, and conditions contained in this Lease to be performed by either


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party,  if such party  shall  consist  of more than one person or  organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and non-exclusive of any other remedy at law or in equity.

         18.7 Waiver. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render necessary the obtaining of Landlord's express written consent to or approval of any subsequent act by the Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any succeeding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such succeeding breach at the time of acceptance of such rent.

         18.8 Surrender of Premise. The voluntary or other surrender of this Lease by the Tenant, or mutual cancellation thereof shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to him or any or all such subleases or subtenancies.

         18.9 Holding Over. If Tenant remains in possession of all or any part of any Leased Property after the expiration of the term of this Lease, with or without the express or implied consent of the Landlord, such tenancy shall be from month to month only, and not a renewal of this Lease or an extension for any further term. In such case, rent and other monetary sums due hereunder shall be payable in the amount and at the time specified in this Lease and such month-to-month tenancy shall be subject to every other term, covenant, and agreement contained herein.

         18.10 Signs.

                  (a) Tenant shall have the right to erect such signs as it shall elect, all in accordance with legal requirements.

                  (b) Any such signs described above shall be removed at the expiration or earlier termination of the Lease at Tenant's expense and Tenant shall repair any damage to any Leased Property resulting from such removal. If Tenant fails to do so, Landlord may cause such removal and repair on Tenant's behalf at Tenant's experience.

         18.11 Reasonable Consent. Except as limited elsewhere in this Lease, wherever in this Lease Landlord and/or Tenant is required to give its/his consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld or delayed. In the event of failure to give any such consent, the other party shall be entitled to specific performance of law and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for failure to give consent unless consent is withheld maliciously or in bad faith.

         18.12 Interest on Past Due Obligations. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at twelve percent (12.00%) per annum from the due date. Payment of such interest shall not excuse or cure any default by Tenant under this Lease. Payment of such interest is in addition to the late charge specified in section 17.3 of this Lease.

         18.13 Recording. Tenant shall not record this Lease without Landlord's prior express written consent. Landlord and Tenant shall, at the request of either and at Tenant's expense, execute and record a short form or memo of Lease.


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         18.14  Costs of Suit.

                  (a) If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise arising out of this Lease, including any suit by Landlord for the recovery of rent or possession of any Leased Property, the prevailing party shall be entitled to an award of its reasonable attorneys' fees and costs. Such fees and costs shall include those fees and costs incurred at trial, on appeal, or in any bankruptcy proceeding.

                  (b) Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using any Leased Property by license of Tenant, or for the foreclosure of any lien for labor, material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant, or of any such person, Tenant covenants to defend, indemnify, and hold Landlord harmless from any judgement rendered against Landlord or any Leased Property, or any part thereof, and all costs and expenses, including reasonable attorney fees, incurred by Landlord in or in connection with such litigation.

         18.15 Binding Effect; Choice of Law. The parties hereto agree that all provisions hereof are to be construed as both covenants, and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof. Subject to any provisions hereof restricting assignment or subletting by the Tenant, all of the provisions hereof shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representative, assigns, and successors. This shall be governed by the laws of the State of Texas.

         18.16 Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LEASE OR ANY EXHIBIT HERETO OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) MADE BY THE PARTIES HEREIN.

         18.17 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represent and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

         18.18 Representation of Landlord. Landlord represents and warrants that
(i) it holds fee or leasehold title to the Leased Property subject to the Lease and has full power and authority to enter into this Lease; and (ii) each individual executing this Lease on behalf of Landlord represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporate general partner of Landlord in accordance with a duly adopted resolution of the Board of Directors of said corporation, and that this Lease is binding upon Landlord in accordance with its terms.

         18.19 Triple Net Lease. It is the intent of Landlord and Tenant that this Lease shall be an absolute triple-net lease, and that all costs, expenses or charges with respect to the Leased Property are the responsibility of Tenant.

         18.20 Notices. Any notice provided or permitted to be given under this Lease must be in writing and may be served by depositing same in the United States mail, addressed to the party to be notified,


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postage prepaid and certified,  with return receipt requested, by delivering the same in person to such party, or by delivering the same by confirmed facsimile. Notice given in accord herewith shall be effective upon the earlier of receipt at the address of the addressee or on the second (2nd) day following deposit of same in the United States mail as provided for herein, regardless of whether same is actually received. For purposes of notice, the addresses of the partes shall be as follows:

         If to Tenant:          Curtis A. Swanson, Sr.
                                Fresh 'N Lite
                                2804 Juson Road, Second Floor
                                Longview, Texas 75605
                                Telephone No.
                                Facsimile No.

         If to Landlord:        U. S. Restaurant Properties Operating L. P.
                                5310 Harvest Hill Road, Suite 270, Lock Box 168
                                Dallas, Texas 73230
                                Attn: David Pettijohn
                                Telephone No. 214-387-1487
                                Facsimile No. 214-490-9119

Either party may change its address for notice by giving ten (10) days prior written notice thereof to the other party.

         18.21 Equipment Purchase. Landlord shall have the option to purchase the Equipment upon any termination of this Lease, exercisable by delivery of written notice to Tenant on or before five (5) days prior to any schedule termination date and at any time before five (5) days after any termination pursuant to Section 17. The purchase price shall be the lesser of (i) $50,000.00 or (ii) the appraised value of the Equipment, payable in cash at the closing of the sale. The appraised value of the Equipment shall be established by three qualified appraisers, one of whom shall be selected by Landlord, one of whom shall be selected by the Tenant, and the third shall be selected by the mutual consent of the two (2) appraisers so selected. The purchase price shall be the average of the two appraisals which are closest to each other in value. The appraisers shall be instructed to appraise the value of the equipment if sold at public auction, and the appraisals shall be delivered to Landlord and Tenant within ten (10) days after submission to the appraisers. For purposes hereof, a qualified appraiser shall mean a person with at least five (5) years experience in the purchase, sale or appraisal of restaurant equipment that is not employed or affiliated with Landlord, Tenant or their affiliates. The reasonable costs of such appraisal shall be paid by Landlord.

         18.22 Limitation of Landlord's Liability. In no event shall Landlord have any liability on account of its obligations under this Lease exceeding the net equity value of its interest in the Leased Premises.

                                    LANDLORD:
                                    ---------

                                    USRP (MIDON), LLC


                                    By:
                                        -----------------------------
                                    Its:
                                        -----------------------------



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



                                     TENANT:
                                     ------
                                     FRESH 'N LITE, INC.


                                     By:
                                         ----------------------------
                                     Its:
                                         ----------------------------



STATE OF TEXAS             ss.
                           ss.
COUNTY OF DALLAS           ss.

         BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared , of USRP (MIDON), LLC, a Texas limited liability company, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said limited liability company.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this          day of     , 1997.
                                                     --------        ----


         [SEAL]                           -------------------------------------
                                          Notary Public, State of Texas


STATE OF                            ss.
                                    ss.
COUNTY OF                           ss.

         BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared ---------------------, of FRESH 'N LITE, INC., a ------------------------corporation,known to me to be the person and officer whose name is subscribed to in the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY AND SEAL OF OFFICE this    day of           , 1997.
                                               ----       ----------

                                            -------------------------
         [SEAL]                             Notary Public, State of






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                                    EXHIBIT A

                             [PREMISES DESCRIPTION]

                                    EXHIBIT C

                      [ACKNOWLEDGMENT OF COMMENCEMENT DATE]

                                   EXHIBIT A-1

                                 [TENANT'S WORK]


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




                                    EXHIBIT D

                                 [RENT SCHEDULE]


         1. Payment of Base Rent. During the term of this Lease, and subject to adjustment as provided in Paragraph 3 below, Tenant covenants and agrees to pay to Landlord minimum rental (the "Base Rent") for the Leased Property as determined in accordance with Paragraph 2 below. The Annual Base Rent shall be payable in equal monthly installments and shall be payable in advance. One such monthly payment shall be due and payable on or before the Rent Commencement Date hereof and each subsequent monthly installment shall be due and payable on or before the first (1st) day of each succeeding calendar month during the initial term and any duly exercised renewal term hereof. Rent for any fractional month or year at the beginning or the end of the term hereof shall be prorated and payable in advance. All payments of Base Rent shall be made to the Landlord as the same shall become due, without demand, reduction or set-off of any kind, in lawful money of the United States of America at the address of Landlord as specified in the Lease, or to such other party or at such other place as hereinafter may be designated by Landlord by written notice to the Tenant at least ten days prior to the next ensuing monthly rental payment date.

         2. Base Rent. Prior to the disbursement of the Construction Costs to Tenant, the annual Base Rent for the Leased Property shall equal $56,005.00. The Base Rent shall be increased on the first day of Lease Year four (4) and thereafter, on each third anniversary thereof throughout the term of this Lease (including renewal periods), by an amount equal to six percent (6.00%) of the Base Rent for the immediately preceding month.



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